UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 13, 2012

LINCOLN ELECTRIC HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Ohio	0-1402	34-1860551
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22801 St Clair Avenue

Cleveland, Ohio 44117

(Address of Principal Executive Offices, with zip code)

Registrant’s telephone number, including area code: (216) 481-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of December 31, 2012, Christopher L. Mapes assumed the role of President and Chief Executive Officer of Lincoln Electric Holdings, Inc. (the “Company”). Mr. Mapes was previously the Chief Operating Officer of the Company. Mr. Mapes is also a member of the Company’s Board of Directors.

For 2013, in this new role, Mr. Mapes will receive a base salary of $800,000 and his annual bonus target under the Company’s Management Incentive Plan (“MIP”) will be $1,100,000. For the three-year cycle covering the years 2013-2015, the combined value of his long-term compensation will be approximately $2,000,000, composed of one-third stock options (valued at approximately $666,619), one-third restricted stock units (valued at approximately $666,688) and one-third cash ($667,000) under the 2013-2015 Cash Long-Term Incentive Plan (“Cash LTIP”). The stock options, which were previously reported, vest over a three-year period. The restricted stock units, which were also previously reported, vest over a five-year period, subject to accelerated vesting in three years if the Company meets certain performance targets under the 2013-2015 Cash LTIP. In addition, on December 31, 2012, Mr. Mapes received a special retirement replacement and executive retention award of 33,161 restricted stock units valued at approximately $1,608,000, which will vest 20% each year over five years. This award is similar to an award made upon his joining the Company as Chief Operating Officer and is not eligible for accelerated vesting upon the achievement of financial targets under the Cash LTIP. Mr. Mapes will be eligible to elect to defer all or a portion of his restricted stock units under the Company’s 2005 Deferred Compensation Plan for Executives.

Item 8.01	Other Events.

On January 2, 2013, the Company issued a press release announcing the acquisition of all of the outstanding stock of Tennessee Rand, Inc., a Tennessee corporation (“Tennessee Rand”). Tennessee Rand, an automated systems and tooling manufacturer, is located in Chattanooga, Tennessee.

A copy of the press release issued by the Company is attached hereto as Exhibit 99.1. The press release is also available on the Company’s website at www.lincolnelectric.com.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release announcing the acquisition of Tennessee Rand, Inc. dated January 2, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINCOLN ELECTRIC HOLDINGS, INC.

Date: January 4, 2013	By:	/s/ Gretchen A. Farrell
Gretchen A. Farrell
Senior Vice President, Human Resources and Compliance

LINCOLN ELECTRIC HOLDINGS, INC.

INDEX TO EXHIBITS

Exhibit No.	Exhibit Description

99.1	Press release announcing the acquisition of Tennessee Rand, Inc. dated January 2, 2013